UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

___________________FIRST METROPLEX CAPITAL, INC.___________________
(Name of Registrant as Specified in Its Charter)

____________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Date Filed:

[FIRST METROPLEX CAPITAL LOGO]
16000 Dallas Parkway, Suite 125
Dallas, Texas 75248
(972) 720-9000

April 29, 2005

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of First Metroplex Capital, Inc. The meeting will be held on Thursday, June 2, 2005, at 10:00 a.m. at Bent Tree Country Club, 5201 Westgrove Drive, Dallas, Texas 75248.

We are pleased to enclose the proxy statement for the 2005 annual meeting of the shareholders of First Metroplex Capital. At the meeting, you and the other shareholders will be asked to vote on the following matters:

1.
The election of 20 directors to the Board of Directors of First Metroplex Capital for terms expiring at the 2006 annual meeting of shareholders or until their successors are duly elected and qualified;

2.	The approval of the 2005 Stock Incentive Plan of First Metroplex Capital; and

3.
The transaction of such other business as may properly come before the annual meeting or at any adjournment or postponement thereof. Except with respect to the procedural matters incident to the conduct of the meeting, we are not aware of any other business to be brought before the meeting.

Our Board of Directors believes that an affirmative vote for all nominees named in the proxy statement to serve as the directors of First Metroplex Capital and for the approval of the 2005 Stock Incentive Plan is in the best interests of First Metroplex Capital and its shareholders and has unanimously recommended that the shareholders of First Metroplex Capital vote in favor of the proposals.

I hope that you will be able to attend the annual meeting to vote on these matters. Whether or not you expect to attend the meeting in person, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States) or submit your proxy over the Internet or by telephone. For further details, see “About the Annual Meeting - How do I vote?.”

In addition to the proxy statement, a copy of First Metroplex Capital’s annual report on Form 10-KSB for the year ended December 31, 2004, which is not part of the proxy soliciting material, is enclosed.

We encourage you to conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up for electronic delivery of our shareholder communications. For more information, see “About the Annual Meeting - How can I receive future shareholder communications electronically?”

We appreciate your interest and investment in First Metroplex Capital and look forward to seeing you at the annual meeting.

Sincerely,

/s/ Patrick G. Adams

Patrick G. Adams
President, Chief Executive Officer and Chief Financial Officer

[FIRST METROPLEX CAPITAL LOGO]
16000 Dallas Parkway, Suite 125
Dallas, Texas 75248
(972) 720-9000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Thursday, June 2, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Metroplex Capital, Inc. for the year 2005 will be held at 10:00 a.m. on Thursday, June 2, 2005, at Bent Tree Country Club, 5201 Westgrove Drive, Dallas, Texas 75248, to consider and act upon the following matters:

1.
The election of 20 directors to the Board of Directors of First Metroplex Capital for terms expiring at the 2006 annual meeting of shareholders or until their successors are duly elected and qualified;

2.	The approval of the 2005 Stock Incentive Plan of First Metroplex Capital; and

3.
The transaction of such other business as may properly come before the annual meeting or at any adjournment or postponement thereof. Except with respect to the procedural matters incident to the conduct of the meeting, we are not aware of any other business to be brought before the meeting.

Only shareholders of record as of the close of business on April 25, 2005 are entitled to notice of, and to vote at, the annual meeting or any adjournments thereof. A list of shareholders will be available for inspection for a period of 10 days prior to the annual meeting at the office of First Metroplex Capital at 16000 Dallas Parkway, Suite 125, Dallas, Texas 75248 and will also be available for inspection at the meeting itself.

By Order of the Board of Directors

/s/ Patrick G. Adams

Patrick G. Adams
President, Chief Executive Officer and Chief Financial Officer

Dallas, Texas
April 29, 2005

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES) OR SUBMIT YOUR PROXY OVER THE INTERNET OR BY TELEPHONE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES. FOR FURTHER DETAILS, SEE “ABOUT THE ANNUAL MEETING - HOW DO I VOTE?”

This notice of annual meeting and proxy statement and form of proxy are first being distributed to shareholders on or about April 30, 2005.

i

FIRST METROPLEX CAPITAL, INC.
16000 Dallas Parkway, Suite 125
Dallas, Texas 75248
___________________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, JUNE 2, 2005

_______________________________

This proxy statement contains information related to the annual meeting of shareholders of First Metroplex Capital, Inc. to be held on Thursday, June 2, 2005, beginning at 10:00 a.m., local time, at Bent Tree Country Club, 5201 Westgrove Drive, Dallas, Texas 75248, and at any postponements or adjournments thereof.

ABOUT THE ANNUAL MEETING

Who is soliciting my proxy?

Our Board of Directors is sending you this proxy statement in connection with the solicitation of proxies for use at the 2005 annual meeting of the shareholders of First Metroplex Capital. Certain of our directors, officers, and employees may also solicit proxies on our behalf by mail, telephone, facsimile or in person.

Who will bear the costs of soliciting proxies for the annual meeting?

We will bear the cost of soliciting proxies for the annual meeting. We have retained American Stock Transfer & Trust Company, who acts as our transfer agent and registrar, to assist us in the solicitation of proxies for the annual meeting. A fee will be paid to this firm for these services in addition to the reimbursement of all reasonable out-of-pocket expenses. We may also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to the beneficial owners of our shares of common stock. In addition to solicitations by mail, our directors, officers and employees, including those of our subsidiaries, may solicit proxies personally, by telephone or otherwise, but will not receive any additional compensation for their services.

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act upon the matters outlined in the accompanying notice of annual meeting, including:

•	Proposal One: The election of 20 directors to the Board of Directors for terms expiring at the 2006 annual meeting of shareholders or until their successors are duly elected and qualified; and

•	Proposal Two: The approval of the 2005 Stock Incentive Plan of First Metroplex Capital.

In addition, our management will report on the performance of First Metroplex Capital during 2004 and respond to appropriate questions from shareholders. Except with respect to the procedural matters incident to the conduct of the meeting, we are not aware of any other business to be brought before the meeting.

Who is entitled to vote at the annual meeting?

Only shareholders of record as of the close of business on the record date, April 25, 2005, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the annual meeting or any postponement or adjournment thereof. Each outstanding share of our common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting. The total number of shares of our common stock outstanding on the record date and eligible to cast votes at the annual meeting is 1,680,000.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring appropriate documentation from your broker or nominee to personally vote at the annual meeting.

How many votes must be present to hold the annual meeting?

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date, or 840,001 shares, will constitute a quorum at the annual meeting. For purposes of determining a quorum, proxies received but marked as abstentions and broker non-votes will be treated as shares that are present and entitled to vote. A broker non-vote occurs when a broker or other nominee indicates on the proxy card that it does not have discretionary authority to vote on a particular matter.

How do I vote?

You may vote your shares either in person at the annual meeting or by proxy whether or not you attend the annual meeting. Shares held in your name as the shareholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Shareholders whose shares are registered in their own names may vote by submitting a proxy via the Internet, by telephone or by mailing a completed proxy card as an alternative to voting in person at the meeting. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, sign and return the enclosed proxy card in the enclosed prepaid and addressed envelope, and your shares will be voted at the meeting in the manner you direct. Granting a proxy will not affect your right to vote your shares if you attend the annual meeting and want to vote in person; by voting in person you will revoke your proxy. You may also revoke your proxy at any time before the vote at the meeting by providing our Corporate Secretary written notice of your revocation or by submitting a proxy bearing a later date via Internet, telephone or mail. If you submit your proxy but do not mark your voting preferences, the proxy holders will vote your shares FOR the election of each of the nominees for director and FOR the approval of the 2005 Stock Incentive Plan.

If your shares are registered in the name of a broker, trustee or nominee, you will receive instructions from your holder of record that must be followed in order for the record holder to vote the shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the phone or via the Internet. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.

Can I change my vote?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the annual meeting. If you are the shareholder of record, you may change your vote by granting via Internet, telephone or mail a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

How are votes counted?

In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. If your vote is withheld with respect to any nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee.

In the proposal to approve the 2005 Incentive Plan, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you abstain from voting on any other proposals, your shares will be counted for purposes of establishing a quorum, and the abstention will have the same effect as a vote against the proposal.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you submit your proxy or voting instructions without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors (“FOR” all of First Metroplex Capital’s nominees to the Board of Directors, “FOR” approval of the 2005 Stock Incentive Plan and in the discretion of the proxy holders on any other matters that properly come before the annual meeting).

What vote is required to approve each proposal?

Proposal One: The affirmative vote of a plurality of the votes cast in person or by proxy at the annual meeting is required for the election of directors. A properly executed proxy marked “WITHHELD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no legal effect on the election of directors.

Proposal Two: The affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting is required for approval of the 2005 Stock Incentive Plan.

Can I vote on other matters?

The matters presented at an annual meeting are limited to those properly presented by the Board of Directors and those properly presented by shareholders. We have not received notice from any shareholder as to any matter to come before the annual meeting. If any other matter is presented at the annual meeting, your signed proxy gives Patrick G. Adams and Sue Higgs, the proxy holders, authority to vote your shares.

How does the Board of Directors recommend I vote on the proposals?

Unless you give other instructions on your proxy card, Patrick G. Adams and Sue Higgs, the proxy holders, will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends a vote FOR the election of the nominated slate of directors and FOR the approval of the 2005 Stock Incentive Plan.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our Board of Directors, or if no recommendation is given, in their own discretion.

How can I receive future shareholder communications electronically?

If you received your annual meeting materials by mail, we encourage you to conserve natural resources, as well as significantly reduce your company’s printing and mailing costs, by signing up to receive your shareholder communications via e-mail. With electronic delivery, we will notify you via e-mail as soon as the annual report and the proxy statement are available on the Internet, and you can easily submit your shareholder votes online. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To sign up for electronic delivery, follow the instructions on your proxy card.

Who can help answer my questions?

If you have any questions about the annual meeting or how to vote or revoke your proxy, or if you should need additional copies of this proxy statement or voting materials, please contact:

Sue Higgs
Secretary, Senior Vice President, and Cashier
16000 Dallas Parkway, Suite 125
Dallas, Texas 75248
(972) 720-9000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This following table sets forth information regarding the beneficial ownership of our common stock as of April 25, 2005, for:

•	each person known by us to own beneficially more than 5% of our common stock;

•	each named officer named in the summary compensation table;

•	each of our directors and director nominees; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The applicable percentage of ownership for each shareholder is based on 1,680,000 shares of common stock outstanding as of April 25, 2005. Shares of common stock issuable upon exercise of options and other rights beneficially owned that are exercisable on or before June 25, 2005, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options and other rights but are not deemed outstanding for computing the percentage ownership of any other person.

Name of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class
Greater Than 5% Shareholders:
Security Financial Life Insurance Company	100,000	5.68%
Directors and Named Executive Officers:
Patrick Adams	35,000	1.66%
Stanley Allred	17,000	*
Dan Basso	35,000	1.66%
Frankie Basso	17,000	*
Darrell Cain	23,000	1.09%
David Carstens	17,000	*
Ron Denheyer	17,000	*
Mark Foglietta	23,000	1.09%
Frank Hundley	17,000	*
Hunter Hunt	17,000	*

Name of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class
Steven Jones	17,000	*
Eric Langford	35,000	1.66%
Steven Lugar	23,000	1.09%
Charles Mapes	17,000	*
Thomas McDougal	17,000	*
Daniel Meyer	17,000	*
Cyvia Noble	17,000	*
Anthony Pusateri	17,000	*
James Rose	5,950	*
Gordon Youngblood	17,000	*
J. Christopher Newtown	8,820	*
All Directors and Executive Officers as a group	401,550	19.01%

PROPOSAL ONE:
ELECTION OF DIRECTORS

Nominees

Our bylaws authorize our Board of Directors to fix the number of directors at any number not less than one. Our Board of Directors presently consists of 20 members, and the number of directors has been fixed at 20 in connection with the annual meeting. The Board of Directors has proposed the nominees listed below for election as directors to serve until the 2006 annual meeting or until their successors are duly elected and qualified. All of the nominees listed below currently serve on our Board of Directors.

Unless otherwise specified in the accompanying form of proxy, proxies solicited hereby will be voted for the election of the nominees listed below. Each of the nominees has agreed to serve. If any of them should become unable to serve as a director, the Board of Directors may designate a substitute nominee. In that case, the proxies shall be voted for the substitute nominee or nominees to be designated by the Board of Directors. If no substitute nominees are available, the size of the Board of Directors will be reduced.

There are no arrangements or understandings between First Metroplex Capital and any person pursuant to which such person has been elected as a director.

Set forth below is certain information with respect to each nominee for election as a director:

Name	Age	Position(s) Held with First Metroplex Capital	Position(s) Held with T Bank
Patrick Adams	52	Director, President, Chief Executive Officer, Chief Financial Officer	Director, President, Chief Executive Officer, Chief Financial Officer
Stanley Allred	50	Director	Director
Dan Basso	59	Director, Chairman	Director, Chairman
Frankie Basso	34	Director	Director
Darrell Cain	48	Director	Director
David Carstens	40	Director	Director
Ron Denheyer	37	Director	Director
Mark Foglietta	46	Director	Director
Frank Hundley	72	Director	Director
Hunter Hunt	36	Director	Director
Steven Jones	46	Director, Executive Vice President	Director, Executive Vice President, Chief Lending Officer
Eric Langford	45	Director	Director
Steven Lugar	49	Director	Director
Charles Mapes	62	Director	Director
Thomas McDougal	65	Director	Director
Daniel Meyer	35	Director	Director
Cyvia Noble	65	Director	Director
Anthony Pusateri	59	Director	Director
James Rose	61	Director	Director
Gordon Youngblood	45	Director	Director

Patrick Adams. Mr. Adams is a life-long Texas native and has lived in the Dallas area for the past 19 years, during which time he has been associated with several community banks in the Dallas market, most recently as president and a director of Eagle National Bank. Mr. Adams is a graduate of Abilene Christian College where he earned a Bachelor of Business Administration degree in accounting. He holds a designation as a certified public accountant and, prior to commencing his banking career, spent five years with an accounting firm in Abilene, Texas. As an accountant, he worked directly with a client base consisting of financial institutions, hospitals, universities, oil and gas firms and high net worth individuals. After a rewarding career in the field of accounting, Mr. Adams began his distinguished banking career in 1983 when he joined InterFirst Bank, N.A. in Abilene, Texas, where he worked before moving to the Dallas area. While at InterFirst, he held several executive positions including those of senior vice president and controller. As a director, president and chief executive officer of the Bank, Mr. Adams brings an intimate knowledge of the Dallas/Plano banking market and a well-balanced community banking background.

Stanley Allred.  Mr. Allred is a senior vice president in the Private Client Group of Southwest Securities, Inc. where he has been employed for twenty-four years. He has a large client base and personally manages a portfolio of approximately $200 million, consisting of debt and equity investments. Mr. Allred holds several registration licenses with the National Association of Securities Dealers.

Dan Basso. Mr. Basso is president and chief executive officer of Systemware, Inc. and Systemware Professional Services, Inc., companies he co-founded in 1981. Systemware provides report distribution, document management and enterprise content management software and consulting services to a worldwide client base. He is also a partner is several real estate ventures. Before his involvement with Systemware, he held several technology and administrative positions with Frito-Lay, LTV Corporation and the Federal Reserve Bank of Dallas. Mr. Basso holds a Bachelor of Science degree in Aeronautical and Astronautical Engineering from the University of Illinois.

Frankie Basso. Mr. Basso is the vice president of marketing at Systemware, Inc., where he has been employed since 1994. As vice president of marketing, he is responsible for the marketing and branding of Systemware’s software products. Mr. Basso is a life-long native of the Dallas area. He was born in Arlington, Texas, graduated from J. J. Pearce High School and earned a Bachelor of Arts degree in communications from Southern Methodist University.

Darrell Cain. Mr. Cain is President of Cain, Watters and Associates, an accounting and financial counseling firm working exclusively with members of the dental profession. He is also the president of Internet Dental Community, Inc. Mr. Cain is a graduate of Baylor University where received both a Bachelor of Business Administration degree and a Master of Public Accounting degree. He holds certified public accountant, certified valuation analyst and registered investment advisor designations.

David Carstens. Mr. Carstens is the senior partner in the law firm of Carstens and Cahoon. Before establishing his own practice, he was associated with several area law firms. Mr. Carstens holds bachelor of science degrees from Texas A&M University and the University of Texas and earned a Juris Doctor from the Southern Methodist School of Law. Mr. Carstens has lived in the Dallas area for more than 30 years.

Ron Denheyer. Mr. Denheyer is a vice president and chief financial officer of Systemware, Inc. Prior to joining Systemware, Inc., he served as division controller of Argonaut Insurance Company. Mr. Denheyer is also an active member of Financial Executives International, a premier professional organizational for chief financial officers, controllers and cashiers. He is a graduate from James Martin High School in Arlington, Texas and holds a Bachelor of Arts degree from Texas Christian University and an Master of Business Administration from the University of Dallas.

Mark Foglietta. Mr. Foglietta is a partner with the public accounting firm of Saville, Dodgen and Co., where he is in charge of the firm’s assurance and consulting activities. Before joining Saville, Dodgen and Co., he was employed with Deloitte & Touche in the audit division and in the consulting division of Arthur Anderson. Mr. Foglietta is a graduate of Baylor University where he earned a Bachelor of Arts degree and a Master of Business Administration degree. He holds designations as a certified public accountant and a certified valuation analyst.

Frank Hundley. Mr. Hundley is retired from the business of banking. Prior to his retirement, Mr. Hundley was actively engaged in financial services-related fields for more than 25 years. Most recently, Mr. Hundley served as Chairman of the Board of Addison National Bank, where he served for seven years until it was acquired by First State Bank of Texas in 1999. Thereafter, he continued for a period of two years to serve as a director of First State Bank of Texas. Mr. Hundley is a graduate of Washington & Lee University, where he earned a Bachelor of Science degree in accounting. He also holds a Master of Business Administration degree from the University of Texas.

Hunter Hunt. Mr. Hunt is president of Hunt Power, L.P. and Sharyland Utilities, L.P. He also holds the position of senior vice president of Hunt Consolidated Inc. and Hunt Oil Company. Mr. Hunt is a life-long Dallas native. He was born in Dallas, and attended Richardson High School in Richardson, Texas and earned a Bachelor of Arts degree at Southern Methodist University.

Steven M. Jones. Mr. Jones is a life-long Texas native and has lived in the Dallas area for the past 20 years, during which time he has been associated with several community banks in the Dallas market, most recently as Executive Vice President and Senior Lending Officer of First Independent National Bank in Plano, Texas. Mr. Jones is a graduate of Texas A&M University where he earned a Bachelor of Business Administration degree in finance. He is also a graduate of the Southwestern Graduate School of Banking at Southern Methodist University and the National Commercial Lending School at Oklahoma University. Mr. Jones began his banking career in 1984 at Texas National Bank, a community bank located in Dallas. Between September 1987 and August 1997, he served in various lending officer capacities with Willow Bend National Bank, Bonham State Bank and Compass Bank before joining First State Bank of Texas (formerly Addison National Bank) in August 1997 as a Senior Vice President and Loan Officer. Mr. Jones served in these capacities for approximately three years before leaving the bank to become an Executive Vice President and Senior Lending Officer of First Independent National Bank where he served until April 2004. As a director and the proposed Chief Credit Officer of T Bank, Mr. Jones brings an intimate knowledge of the Dallas/Plano banking market and a strong background in community bank lending.

Eric Langford. Mr. Langford is Senior Vice President of Opus West, a private real estate development and management company. Prior to joining Opus he managed Langford Property Company, a Dallas-based real estate investment and development firm. He has previously served as senior vice president for Koll Development Company, a leading national commercial real estate firm. Mr. Langford was born in Dallas, Texas and attended J.J. Pearce High School. He holds a Master of Arts degree from Texas A&M University.

Steven M Lugar. Mr. Lugar has been associated with the financial services industry for more than 20 years. Currently, he serves as the chief operating officer, an investment advisor and a portfolio manager for BHCO Capital Management Inc., a registered investment advisory firm. He is a certified financial planner and is licensed as an investment advisory representative by the Securities and Exchange Commission and the Texas Securities Board. He also holds a National Association of Securities Dealers series 65 registration. Mr. Lugar is a graduate of Abilene Christian University where he earned a Bachelor of Business Administration degree. He has lived and worked in the Dallas area for more than 20 years.

Charles M. Mapes. Mr. Mapes is chairman and executive vice president of Insurance One Agency. Prior to forming Insurance One Agency in 1992, he served as chairperson and president of Chuck Mapes Insurance Agency for 15 years. Mr. Mapes has been associated with the insurance industry for more than 25 years. He is a graduate of the University of Richmond where he earned a Bachelor of Business Administration degree.

Thomas McDougal, DDS. Dr. McDougal is a practicing dentist, having been in private practice since 1970. He received a Bachelor of Science degree from Oklahoma State University and his Doctor of Dental Surgery degree from Baylor University. He has been in and has operated from his present office in Richardson, Texas since 1988. He also serves on the board of directors of several national dentistry associations.

Daniel Meyer. Mr. Meyer currently holds the position of talent officer with Sevin Rosen Funds, a Dallas-based venture capital firm. His professional experience includes involvement in the fitness industry, executive recruiting and his present role, that of identifying venture capital opportunities for his present employer. He is a graduate of Illinois State University where he earned a Bachelor of Arts degree in finance and business administration.

Cyvia Noble. Ms. Noble has been actively involved in banking since 1986, when she became a director of United Texas Bank, a $100+ million community bank based in Dallas, Texas. Until her retirement from the board of directors in March 2004, she was also involved as a member of the bank's loan committee and assisted management in attracting investment capital and depositors to the bank. In addition to her involvement with United Texas Bank, Ms. Noble has been involved in the management of personal real estate holdings. Ms. Noble is a graduate of Butler University, where she earned a Bachelor of Science degree. Her prior experience as a bank director is expected to be of substantial benefit to the board of directors.

Anthony Pusateri. Mr. Pusateri is a senior vice president of Equity Residential Property Management. He has been a real estate management professional for more than 30 years. During his career, he has been involved in all phases of developing, building and managing residential and commercial properties. He holds several professional, commercial real estate management designations and is active at both the state and national level with industry-wide organizations. Mr. Pusateri is a graduate of St. Ambrose University, where he earned a Bachelor of Arts degree.

James D. Rose.  Mr. Rose is retired from the business of banking. Prior to his retirement, Mr. Rose had been actively engaged in banking for more than 20 years. Mr. Rose served as President and Chief Executive Officer and a director of First Place Financial Corporation, a billion dollar bank holding company controlling four banks located in Colorado and New Mexico, from 1985 until it was acquired by Wells Fargo in 2000. Over this period, he also served as President and Chief Operating Officer and a director of First National Bank in Farmington, New Mexico, which was one of the subsidiary banks of First Place Financial. Following the Wells Fargo acquisition and until his retirement in July 2003, Mr. Rose served as Wells Fargo's market president for the Farmington market. Mr. Rose is a graduate of Nevada Southern University, where he earned a Bachelor of Science degree in business administration. He also holds a Master of Business Administration degree from the University of New Mexico.

Gordon R. Youngblood. Mr. Youngblood is a partner with Helmsman Financial Partners, LLP. He has been active in the insurance industry for more than 20 years and specializes in group insurance and benefits coverage for all size businesses. Mr. Youngblood was born in Dallas, Texas and graduated from Berkner High School in Richardson, Texas. At Southern Methodist University, he was active in the football program.

Other Executive Officers

In addition to Messrs. Adams and Jones, who are listed as director nominees above, Sue Higgs (64) is an executive officer of the Company serving as Corporate Secretary, Senior Vice President, and Cashier. Ms. Higgs has been active in banking for more than 30 years and has been part of four de novo banks. Prior to joining First Metroplex Capital, Ms. Higgs was a SeniorVice President and Cashier at Eagle National Bank, a position she had held since 1997.

CORPORATE GOVERNANCE

Corporate Governance Principles and Board Matters

We are committed to having sound corporate governance principles, both at the holding company level and at T Bank. Such principles are essential to running our business efficiently and to maintaining our integrity in the marketplace. We have adopted a Code of Business Conduct and Ethics, which, together with the policies referred to therein, is applicable to all our directors, officers and employees and complies with Item 406 of Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”). The Code of Business Conduct and Ethics covers all areas of professional conduct, including conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with all laws, rules and regulations applicable to our business. We encourage all employees, officers and directors to promptly report any violations of any of our policies. Copies of our Code of Business Conduct and Ethics may be obtained by any person, without charge, upon written request to First Metroplex Capital, Inc., Attn: Corporate Secretary, 16000 Dallas Parkway, Suite 125, Dallas, Texas 75248.

  Director Compensation

Meetings of our Board of Directors are held regularly each quarter. The Company does not currently make payments to Directors for any service provided as a director. We intend to begin compensating our directors for their service once the Company becomes profitable.

  Director Qualifications

We believe that our directors should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, government or banking. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all shareholders. When considering potential director candidates, the Board also considers the candidate’s character, judgment, diversity, age, skills, including financial literacy and experience in the context of our needs and the needs of the Board of Directors.

  Shareholder Communications with Our Board of Directors

Our Board of Directors has established a process for shareholders to communicate with the Board of Directors or with individual directors. Shareholders who wish to communicate with our Board of Directors or with individual directors should direct written correspondence to our Corporate Secretary at our principal executive offices located at 16000 Dallas Parkway, Suite 125, Dallas, Texas 75248. Any such communication must contain:

•	a representation that the shareholder is a holder of record of our capital stock;

•	the name and address, as they appear on our books, of the shareholder sending such communication; and

•	the number of shares of our capital stock that are beneficially owned by such shareholder.

The Corporate Secretary will forward such communications to our Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

  Board Structure and Committee Composition

As of the date of this proxy statement, our Board has 20 directors and an Audit Committee and Executive Committee. The Executive Committee includes a Compensation Subcommittee and a Nominating Subcommittee. In addition, T Bank has the following committees: Loan and Credit Policy, Investment/Asset-liability, and Technology. The membership during the last fiscal year and the function of each of the committees are described below.

Board of Directors meetings for the Company and T Bank are held at least quarterly. During the fiscal year 2004, our Board held 12 meetings and the T Bank Board held 2 meetings. Each director attended at least 75% of the total of all Board and applicable committee meetings. Directors are encouraged to attend annual meetings of our shareholders. The 2005 annual meeting will be the first annual meeting of shareholders following the Company’s initial public offering of its common stock.

Committees of First Metroplex Capital

  Audit Committee

Our Board of Directors has established an Audit Committee to assist the Board in fulfilling its responsibilities for general oversight of the integrity of our consolidated financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of independent auditors and our internal audit function, and risk assessment and risk management. The duties of the Audit Committee include:

•	appointing, evaluating and determining the compensation of our independent auditors;

•	reviewing and approving the scope of the annual audit, the audit fee and the financial statements;

•	reviewing disclosure controls and procedures, internal control over financial reporting, the internal audit function and corporate policies with respect to financial information;

•	reviewing other risks that may have a significant impact on our financial statements;

•	preparing the Audit Committee report for inclusion in the annual proxy statement; and

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters.

The Audit Committee works closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

Our Board of Directors has adopted a written charter for the Audit Committee. The members of the Audit Committee are Stanley Allred, Dan Basso, Ron Denheyer, Mark Foglietta, Eric Langford, Charles Mapes, Thomas McDougal, and James Rose. Mr. Foglietta serves as Chairman of the Audit Committee. The Audit Committee meets regularly and held three meetings during fiscal year 2004. The Board of Directors has determined that the Audit Committee satisfies the independence requirements of the SEC and Nasdaq. Our Board has determined that Mr. Foglietta qualifies as an “audit committee financial expert” under Item 401(h) of Regulation S-K under the Exchange Act, and has the requisite accounting or related financial expertise required by applicable Nasdaq rules.

A copy of our Audit Committee charter is attached as Appendix A.

  Executive Committee

The Executive Committee meets as needed and, with certain exceptions, has the same powers as the Board of Directors in the management of the business affairs of First Metroplex Capital and T Bank between meetings of their respective boards. The Board of Directors, from time to time, charges the Executive Committee with specific responsibilities and tasks as it deems appropriate. The Committee is not intended to act in place of the full board, but rather in a support role. The Committee makes recommendations to the Board of Directors regarding matters important to the overall management and strategic operation of First Metroplex Capital and T Bank. The members of the Executive Committee are Patrick Adams, Dan Basso, Mark Foglietta, and Eric Lanford. Mr. Basso serves as Chairman of the Executive Committee. The Executive Committee has a Compensation Subcommittee and a Nominating Subcommittee.

  Compensation Subcommittee of the Executive Committee

The Compensation Subcommittee of the Executive Committee recommends to the Board of Directors the salaries of executive personnel, compensation paid to directors and the policies, terms and conditions of employment of all employees of First Metroplex Capital and T Bank. The Compensation Subcommittee also produces an annual report on executive compensation for inclusion in our annual proxy statement.

Each member of the Executive Committee is also a member of the Compensation Subcommittee. Mr. Adams does not participate in Compensation Subcommittee deliberations regarding his own compensation. The Compensation Subcommittee held two meetings during the fiscal year 2004.

  Nominating Subcommittee of the Executive Committee

The Nominating Subcommittee of the Executive Committee reviews all Board-recommended and shareholder-recommended nominees, determining each nominee’s qualifications and making a recommendation to the full Board as to which persons should be our Board’s nominees. Each member of the Executive Committee is also a member of the Nominating Subcommitte. The duties and responsibilities of the Nominating Subcommittee include:

•	identifying and recommending to our Board individuals qualified to become members of our Board and to fill vacant Board positions;

•	recommending to our Board the director nominees for the next annual meeting of shareholders;

•	recommending to our Board director committee assignments;

•	reviewing and evaluating succession planning for our Chief Executive Officer and other executive officers; and

•	monitoring the continuing education program for our directors.

Our Board of Directors believes that it is necessary that the majority of our Board of Directors be comprised of independent directors and that it is desirable to have at least one audit committee financial expert serving on the Audit Committee. The Nominating Subcommittee considers these requirements when recommending Board nominees. Our Nominating Subcommittee utilizes a variety of methods for identifying and evaluating nominees for director. Our Nominating Subcommittee will regularly assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or other circumstances. When considering potential director candidates, the Nominating Subcommittee also considers the candidate’s character, judgment, age, skills, including financial literacy, and experience in the context of our needs, the needs of T Bank and the existing directors.

Our Board of Directors has established a procedure whereby our shareholders can nominate potential director candidates. The Nominating Subcommittee will consider director candidates recommended by our shareholders in a similar manner as those recommended by members of management or other directors, provided the shareholder submitting such nomination has complied with procedures set forth in our bylaws.

No candidate for election to our Board has been recommended within the preceding year by a beneficial owner of 5% or more of our common stock.

Committees of T Bank

  Loan and Credit Policy Committee

The Loan and Credit Policy Committee is responsible for establishing or approving, in conjunction with management, all major policies and procedures pertaining to loan policy, including:

•	the loan approval system;

•	approving all loans in excess of a predetermined amount;

•	reviewing all past due reports, rated loan reports, non-accrual reports and other reports and indicators of overall loan portfolio quality;

•	engaging, as appropriate, and reviewing the findings of, outsourced credit review consultants;

•	reviewing and responding to all credit issues identified by way of regulatory examinations and outsourced credit review consultants;

•	establishing measurements for adequacy of the loan loss reserve; and

•	reviewing any other matters pertaining to the loan portfolio such as yield and concentrations.

The members of the Loan and Credit Policy Committee are Patrick Adams, Dan Basso, Darrell Cain, David Carstens, Mark Foglietta, Frank Hundley, Steven Jones, Eric Langford, Steven Lugar, and Charles Mapes. Mr. Adams serves as Chairman of the Loan and Credit Policy Committee.

  Investment/Asset-liability Committee

The principal responsibilities of the Investment/Asset-liability Committee include:

•	providing guidance to the Board of Directors on balancing the yields and maturities of loans and investments to the yields and maturities of deposits; and

•	working with the Board of Directors to plan annual budgets and to develop three- to five-year strategic plans.

 The Investment/Asset-liability Committee is also responsible for the overall investment strategy and asset/liability policy of First Metroplex Capital and T Bank. This includes liquidity management, risk management, net interest margin management, monitoring deposit level trends and pricing, monitoring asset level trends and pricing and portfolio investment decisions. The members of the Investment/Asset-liability Committee are Patrick Adams, Stanley Allred, Frankie Basso, Darrell Cain, Ron Denheyer, Frank Hundley, Hunter Hunt, Steven Jones, Steven Lugar, Thomas McDougal, Daniel Meyer, Cyvia Noble. Mr. Adams serves as Chairman of the Investment/Asset-liability Committee.

  Technology Committee

The Technology Committee is responsible for reviewing, in conjunction with management, all operating systems, including, but not limited to, electronic, telephone, electrical and other inter-related sources, the failure of which may disrupt or otherwise cause interruptions in the service delivery system of T Bank and compromise T Bank's security. The Technology Committee ensures that a detailed written plan, policies and procedures are in place to address such contingencies. In addition, the Technology Committee holds management responsible for the verification of the ability and reputation of all vendors involved in all electronic capture and transfer of depositors’ funds. The members of the Technology Committee are Patrick Adams, Frankie Basso, David Carstens, Ron Denheyer, Hunter Hunt, Steven Jones, Daniel Meyer, and Anthony Pusateri. Mr. Denheyer serves as Chairman of the Technology Committee.

REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

The information contained in this Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

In accordance with its written charter, the Audit Committee assists the Board in, among other things, oversight of our financial reporting process, including the effectiveness of our internal accounting and financial controls and procedures, and controls over the accounting, auditing, and financial reporting practices. A copy of the Audit Committee charter is attached to this proxy statement as Appendix A.

Our Board of Directors has determined that the members of the Audit Committee satisfy the independence requirements of the SEC and Nasdaq.

Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, the system of internal controls, and procedures designed to insure compliance with accounting standards and applicable laws and regulations. Our independent auditors are responsible for auditing the financial statements. The Audit Committee’s responsibility is to monitor and review these processes and procedures. The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management that the financial statements have been prepared with integrity and objectivity and on the representations of management and the opinion of the independent auditors that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

During fiscal 2004, the Audit Committee had two meetings. The Audit Committee’s regular meetings were conducted so as to encourage communication among the members of the Audit Committee, management, the internal auditors, and our independent auditors,Weaver and Tidwell, LLP, and our former independent auditors, McGladrey & Pullen, LLP. Among other things, the Audit Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee separately met with each of the internal and independent auditors, with and without management, to discuss the results of their examinations and their observations and recommendations regarding our internal controls. The Audit Committee also discussed with our independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2004 with management, the internal auditors, and our independent auditors. Management’s discussions with the Audit Committee included a review of critical accounting policies.

The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between us and our auditors that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee has reviewed and approved the amount of fees paid to Weaver and Tidwell and McGladrey & Pullen for audit and non-audit services. The Audit Committee concluded that the provision of services by Weaver and Tidwell and McGladrey & Pullen is compatible with the maintenance of their independence.

Based on the above-mentioned review and discussions with management, the internal auditors, and the independent auditors, and subject to the limitations on our role and responsibilities described above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, for filing with the SEC.

Audit Committee of the Board of Directors
Mark Foglietta (Chairman)
Stan Allred
Dan Basso
Ron Denheyer
Eric Langford
Charles Mapes
Thomas McDougal
James Rose

Dated: April 20, 2005

REPORT OF THE COMPENSATION SUBCOMMITTEE OF THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this Report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation Subcommittee of the Executive Committee evaluated and made recommendations to the Board of Directors regarding the compensation of the executive officers named in the Summary Compensation Table on page 17 for the years in question. The Compensation Subcommittee has furnished the following report on executive compensation in connection with the annual meeting:

  Compensation Philosophy

As members of the Compensation Subcommittee, it is our duty to evaluate and make recommendations to the Board of Directors regarding the administration of the executive compensation program for First Metroplex Capital. The Compensation Subcommittee is responsible for recommending appropriate compensation goals for the executive officers of First Metroplex Capital, evaluating the performance of such executive officers in meeting such goals and making recommendations to the Board with regard to executive compensation. First Metroplex Capital’s compensation philosophy is to ensure that executive compensation be directly linked to continuous improvements in corporate performance, achievement of specific operation, financial and strategic objectives, and increases in shareholder value. The Compensation Subcommittee regularly reviews the compensation packages of First Metroplex Capital’s executive officers, taking into account factors which it considers relevant, such as business conditions within and outside the industry, First Metroplex Capital’s financial performance, the market composition for executives of similar background and experience, and the performance of the executive officer under consideration. The particular elements of First Metroplex Capital’s compensation programs for executive officers are described below.

  Compensation Structure

The base compensation for the executive officers of First Metroplex Capital named in the Summary Compensation Table is intended to be competitive with that paid in comparable situated industries, taking into account the scope of responsibilities. The goals of the Compensation Subcommittee in establishing First Metroplex Capital’s executive compensation program are:

•	to compensate the executive officers of First Metroplex Capital fairly for their contributions to First Metroplex Capital’s short, medium and long-term performance; and

•
to allow First Metroplex Capital to attract, motivate and retain the management personnel necessary to First Metroplex Capital’s success by providing an executive compensation program comparable to that offered by companies with which First Metroplex Capital competes for management personnel.

The Company has entered into employment agreements with each of the executive officers named in the Summary Compensation Table. Each employment agreement provides for a set base salary during the first year of the agreement, which may be increased upon review by the Board at the end of the year. The base salary level for each officer is determined by taking into account individual experience, individual performance, individual potential, cost of living consideration and specific issues particular to First Metroplex Capital. Base salary level for executive officers of selected banks and bank holding companies of similar size are taken into consideration in setting an appropriate base salary for the named executive officers of First Metroplex Capital. The base level established for each executive officer is considered by the Compensation Subcommittee to be competitive and reasonable.

The Compensation Subcommittee monitors the base salary levels and the various incentives of the executive officers of First Metroplex Capital to ensure that overall compensation is consistent with First Metroplex Capital’s objectives and remains competitive within the area of First Metroplex Capital’s operations. In setting the goals and measuring an executive’s performance against those goals, First Metroplex Capital considers the performance of its competitors and general economic and market conditions. None of the factors included in First Metroplex Capital’s strategic and business goals are assigned a specific weight. Instead, the Compensation Subcommittee recognizes that the relative importance of these factors may change in order to adapt First Metroplex Capital’s operations to specific business challenges and to reflect changing economic and marketplace conditions.

  Incentive Compensation

The annual compensation of the executive officers of First Metroplex Capital consists of a base salary and an annual bonus. An annual performance bonus may be awarded to the executive officers based on the financial performance of the Company. In awarding these incentive bonuses, certain measures of progress of the Company are taken into consideration by the Compensation Subcommittee and the Board of Directors. These include asset quality, stability, and soundness of operations, returns on average assets and average equity, the bank’s regulatory classification, the level of changes in the performance ratio and the overall growth of the Company as compared to peer groups. Finally, the overall individual commitment of each officer of the Company is considered.

  Stock Option Plan

The Board of Directors has approved the First Metroplex Capital 2005 Stock Incentive Plan, subject to shareholder approval at the 2005 annual meeting. If the 2005 Stock Incentive Plan is approved, stock options will be a primary source of long-term incentive compensation for the executive officers and directors of First Metroplex Capital and the Bank. Each of the employees, executive officers, members of senior management and directors of First Metroplex Capital and the Bank will be eligible to participate in the 2005 Stock Incentive Plan. Pursuant to the employment agreements, the Company is to issue Patrick Adams, Steve Jones, and J. Christopher Newtown 90,000, 25,000, and 25,000 stock options, respectively.

  Compensation of the Chief Executive Officer

The Company has entered into an employment agreement with Patrick Adams regarding his employment as President and Chief Executive Officer. The term of the agreement is for three years and will automatically renew for an additional three year term following the end of the prior three year term unless either party provides notice that it will not seek to renew the agreement.

Under the terms of the agreement, Mr. Adams receives a base salary of $130,000 per year. Following the first year of the agreement, the base salary will be reviewed by the board of directors of the Company and may be increased. Mr. Adams will be eligible to participate in any incentive compensation plan and all other benefit programs adopted by the Company. Mr. Adams will also receive additional life insurance plus other customary benefits such as health, dental and life insurance, membership fees to banking and professional organizations and an automobile allowance.

Mr. Adams’ employment agreement also provides that the Company will grant him options to acquire 90,000 shares of common stock at an exercise price of $10.00 per share, exercisable within 10 years from the date of grant of the options. The options will be incentive stock options and vest ratably over a period of five years beginning on the date that the Bank opened for business.

In reviewing the 2004 compensation of Mr. Adams, the Compensation Subcommittee and Board of Directors undertook the same evaluation set forth above with respect to executive officers. The Compensation Subcommittee believes that Mr. Adams’ total compensation is reasonable and competitive based on the overall performance of First Metroplex Capital.

  Executive Compensation Deductibility

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to a company’s chief executive officer or any of the four other most highly compensated officers. Section 162(m) specifically exempts certain performance-based compensation from the deduction limit. The Board and Compensation Subcommittee generally intends to limit non-performance based compensation and grant awards under the 2005 Stock Incentive Plan, consistent with terms of Section 162(m) so that the awards will not be subject to the $1,000,000 deductibility limit.

  Compensation Committee Interlocks and Insider Participation

While Mr. Adams, our President and Chief Executive Officer, serves on the Compensation Subcommittee, he does not participate in deliberations or decisions regarding his own compensation. Except for Mr. Adams, none of the current members of our Compensation Subcommittee has ever been an employee of ours or any of our subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Subcommittee.

Compensation Committee of the Board of Directors
Dan Basso (Chairman)
Patrick Adams
Mark Foglietta
Eric Langford
Dated: April 20, 2005

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table sets forth certain summary information concerning the cash and non-cash compensation awarded to, earned by, or paid to our chief executive officer and any other executive officer, officer, or key employee whose salary and bonus for the fiscal year ended December 31, 2004 exceeded $100,000. No executive officers who would have otherwise been included in such table on the basis of salary and bonus earned for the 2004 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that year. These four officers are referred to as the named executive officers in this proxy statement.

	Annual Compensation				Long-term Compensation
Name and Principal Position	Year	Salary(1)	Bonus	Other Annual Compensation	Securities Underlying Options	All Other Compensation
Patrick Adams	2004	$106,667	$15,000	$1,600	--	--
	2003	85,000	--	--	--	--
	2002	--	--	--	--	--

Steve Jones	2004	$104,584	$10,000	$1,600	--	--
	2003	--	--	--	--	--
	2002	--	--	--	--	--

J. Christopher Newtown	2004	$105,000	$18,125	$1,600	--	--
	2003	38,250	--	--	--	--
	2002	--	--	--	--	--

(1) Includes payments under consulting and employment agreements.

Stock Option Grants

The Company has not issued any stock options or stock appreciation rights. The Company is seeking shareholder approval for the 2005 Stock Incentive Plan at the 2005 annual meeting of shareholders.

Stock Option Plan

The Company is seeking shareholder approval of the 2005 Stock Incentive Plan at the 2005 annual meeting of shareholders. For a description of the material terms of the 2005 Stock Incentive Plan, see “Proposal Two: Approval of the 2005 Stock Incentive Plan - Summary of the 2005 Stock Incentive Plan.”

Consulting Agreements

On February 28, 2003, we entered into a consulting agreement with Mr. Adams, providing for the payment of $8,500 per month in connection with his activities in organizing the Company and the Bank from the date of the agreement until June 30, 2004, later extended to November 30, 2004. In addition, the consulting agreement provided for a payment of $15,000 at the date the Bank opened for business.

On August 15, 2003, we entered into a consulting agreement with Mr. Newtown, providing for the payment of $8,500 per month in connection with his activities in organizing the Company and the Bank from the date of the agreement until June 30, 2004, later extended to November 30, 2004. In addition, the consulting agreement provided for a payment of $1,250 times the number of months of the term of the agreement and deferred compensation in an amount equal to 0.15% for each dollar of loans that were identified and approved by the organizers of the Bank prior to the commencement of banking operations and booked not later than 60 days following the date Bank opened for business.

On February 28, 2004, we entered into a consulting agreement with Mr. Jones, providing for the payment of $12,500 per month in connection with his activities in organizing the Company and the Bank from the date of the agreement until June 30, 2004, later extended to November 30, 2004. In addition, the consulting agreement provided for a payment of $10,000 at signing.

Employment Agreements

We have engaged the services of three senior executive officers: a president/chief executive officer, a chief credit officer and a senior level lender. Mr. Adams serves as President and Chief Executive Officer and has entered into an employment agreement with the Bank (described below) providing, among other things, for an initial annual salary of $130,000. Mr. Jones, the Bank’s chief credit officer, has entered into an employment agreement with the Bank providing for a base salary of $150,000. Mr. Newtown, serves as a senior lender and has entered into an employment agreement with the Bank providing for a base salary of $120,000. Sue Higgs has been appointed cashier for an initial annual salary of $82,000.

We have not entered into employment agreements with any of our employees other than Patrick Adams, Steve Jones and J. Christopher Newtown. All of our other employees are employees-at-will serving at the pleasure of the Board of Directors.

Patrick Adams. We have entered into an employment agreement with Patrick Adams regarding his employment as President and Chief Executive Officer of the Bank. The term of the agreement is for three years and will automatically renew for an additional three year term following the end of the prior three year term unless either party provides notice that it will not seek to renew the agreement.

Under the terms of the agreement, Mr. Adams receives a base salary of $130,000 per year. Following the first year of the agreement, the base salary will be reviewed by the Board of Directors and may be increased. Mr. Adams will be eligible to participate in any incentive compensation plan and all other benefit programs adopted by the Bank. Mr. Adams will also receive additional life insurance and other customary benefits such as health, dental and life insurance, membership fees to banking and professional organizations and an automobile allowance.

Mr. Adams’ employment agreement also provides that the Company will grant him options to acquire 90,000 shares of common stock at an exercise price of $10.00 per share, exercisable within 10 years from the date of grant of the options. The options will be incentive stock options and vest ratably over a period of five years beginning on the date that the Bank opened for business.

In the event of a “change in control,” Mr. Adams may terminate the employment agreement. If he terminates the agreement, he will be entitled to receive a cash lump sum payment equal to 299% of his “base amount” as defined in section 280G of the Internal Revenue Code and, in general, means the executive’s annualized compensation over the prior five year period. If Mr. Adams’ employment is terminated prior to a change in control for any other reason other than “good cause,” we will be obligated to pay as severance, the remainder of Mr. Adams’ base salary over the remaining term of the agreement; however, in no event, will the severance payment be less than one year’s base salary.

The agreement also generally provides noncompetition and nonsolicitation provisions that would apply for a period of one year following the termination of Mr. Adams’ employment. The non-competition provision is limited in scope to 30 miles from any office of the Bank.

Steve Jones. We have entered into an employment agreement with Steve Jones regarding his employment as a chief lending officer of the Bank. The term of the agreement is for three years and will automatically renew for an additional three year term following the end of the prior three year term unless either party provides notice that it will not seek to renew the agreement.

Under the terms of the agreement, Mr. Jones receives a base salary of $150,000 per year. Following the first year of the agreement, the base salary will be reviewed by the board of directors of the Bank and may be increased. Mr. Jones will be eligible to participate in any incentive compensation plan and all other benefit programs adopted by the Bank. Mr. Jones will also receive other customary benefits such as health, dental and life insurance, membership fees to banking and professional organizations and an automobile allowance.

Mr. Jones’ employment agreement also provides that the Company will grant him options to acquire 25,000 shares of common stock at an exercise price of $10.00 per share, exercisable within 10 years from the date of grant of the options. These options will be incentive stock options and vest ratably over a period of five years beginning the date that the Bank opened for business.

In the event of a “change in control,” Mr. Jones may terminate the employment agreement. If he terminates the agreement, he will be entitled to receive a cash lump sum payment equal to 199% of his “base amount” as defined in section 280G of the Internal Revenue Code and, in general, means the executive’s annualized compensation over the prior five year period. If Mr. Jones’ employment is terminated prior to a change in control for any other reason other than “good cause,” we will be obligated to pay as severance, the remainder of Mr. Jones’ base salary over the remaining term of the agreement; however, in no event, will the severance payment be less than one year’s base salary.

The agreement also generally provides noncompetition and nonsolicitation provisions that would apply for a period of one year following the termination of Mr. Jones’ employment. The non-competition provision is limited in scope to 30 miles from any office of the Bank.

J. Christopher Newtown. We have entered into an employment agreement with J. Christopher Newtown regarding his employment as a lending officer of the Bank. The term of the agreement is for three years and will automatically renew for an additional three year term following the end of the prior three year term unless either party provides notice that it will not seek to renew the agreement.

Under the terms of the agreement, Mr. Newtown receives a base salary of $120,000 per year. Following the first year of the agreement, the base salary will be reviewed by the board of directors of the Bank and may be increased. Mr. Newtown will be eligible to participate in any incentive compensation plan and all other benefit programs adopted by the Bank. Mr. Newtown will also receive other customary benefits such as health, dental and life insurance, membership fees to banking and professional organizations and an automobile allowance.

Mr. Newtown’s employment agreement also provides that the Company will grant him options to acquire 25,000 shares of common stock at an exercise price of $10.00 per share, exercisable within 10 years from the date of grant of the options. These options will be incentive stock options and vest ratably over a period of five years beginning on the first anniversary of the date that the Bank opened for business.

In the event of a “change in control,” Mr. Newtown may terminate the employment agreement. If he terminates the agreement, he will be entitled to receive a cash lump sum payment equal to 199% of his “base amount” as defined in section 280G of the Internal Revenue Code and, in general, means the executive’s annualized compensation over the prior five year period. If Mr. Newtown’s employment is terminated prior to a change in control for any other reason other than “good cause,” we will be obligated to pay as severance, the remainder of Mr. Newtown’s base salary over the remaining term of the agreement; however, in no event, will the severance payment be less than one year’s base salary.

The agreement also generally provides noncompetition and nonsolicitation provisions that would apply for a period of one year following the termination of Mr. Newtown’s employment. The non-competition provision is limited in scope to thirty miles from any office of the Bank.

Health and Insurance Benefits

Our full-time officers and employees are provided hospitalization and major medical insurance. We pay a substantial part of the premiums for these coverages. All insurance coverage under these plans is provided under group plans on generally the same basis to all full-time employees. In addition, we maintain term life insurance, which provides benefits to all employees who have completed one month of full-time employment with us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

We expect to enter into banking and other business transactions in the ordinary course of business with our directors and officers, including members of their families and corporations, partnerships, or other organizations in which they have a controlling interest. Each of these transactions will be on the following terms:

•
In the case of banking transactions, each transaction will be on substantially the same terms, including price or interest rate and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and any banking transactions will not be expected to involve more than the normal risk of collectibility or present other unfavorable features to the Bank;

•	In the case of business transactions, each transaction will be on terms no less favorable than could be obtained from an unrelated third party;

•	In the case of all related party transactions, each transaction will be approved by a majority of the independent and disinterested directors; and

In the case of loans to related parties or loan guarantees by related parties:

•	the loans will be evidenced by promissory notes naming T Bank as payee;

•	the terms of the loans will be comparable to those normally assessed by other lenders for similar loans made in the Dallas-Fort Worth Metroplex area;

•	the loans will be repaid pursuant to appropriate amortization schedules and contain default provisions comparable to those normally used by other commercial lenders for similar loans;

•
the loans will be made only if credit reports and financial statements show the loans to be collectible and the borrowers are satisfactory credit risks, in light of the nature and terms of the loans and other circumstances;

•	the loans meet the loan policies normally used by other commercial lenders for similar loans;

•	the purpose of the loans and the disbursements of proceeds will be reviewed and monitored in a manner comparable to that normally used by commercial lenders for similar loans; and

•	the loans will not violate the requirements of any banking or other financial institution’s regulatory authority.

Organizational Advancements

The Company’s organizers advanced funds for organizational and other pre-opening expenses. The advances were noninterest bearing and had no stated maturity. The Company repaid the advances by issuing shares of common stock at $10 per share. In exchange for undertaking this obligation each organizer received, in addition to any shareholder warrants to which he was entitled, one warrant for every $20 advanced by the organizer, up to a maximum of $100,000. These warrants are exercisable at a price of $10.00 per share and may be exercised at any time within 10 years of November 2, 2004, the date the Bank opened for business. A total of 96,750 such warrants were issued to the organizers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors, officers, and 10% or more shareholders were not subject to Section 16(a) of the Exchange Act during the last fiscal year because our common stock was not registered under Section 12 of that Act until April 2005.

PRINCIPAL AUDITOR FEES AND SERVICES

The following table shows the fees paid by us for the audit and other services provided by our former auditor, McGladrey &Pullen, LLP, for fiscal 2004 and 2003. No payments were made to Weaver and Tidwell, LLP for 2004 and 2003.

	2004	2003
Audit Fees	$28,000	$0
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

Total	28,000	0

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by the company’s principal accountant for the audit of the company’s annual financial statements and review of financial statements included in the company’s Form 10-QSB, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by the company’s principal accountant that are reasonably related to the performance of the audit or review of the company’s financial statements and are not reported under “audit fees;” (iii) “tax fees” are fees for professional services rendered by the company’s principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by the company’s principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditors in order to ensure that they do not impair the auditors’ independence. The SEC’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent auditors.

Consistent with the SEC’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent auditors to us or any of our subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.

PROPOSAL TWO:
APPROVAL OF THE 2005 STOCK INCENTIVE PLAN

Background

On April 20, 2005, our Board of Directors formally adopted the 2005 Stock Incentive Plan, subject to shareholder approval. The 2005 Stock Incentive Plan provides for equity-based compensation incentives through the grant of stock options. The plan has reserved 260,000 shares of our common stock for issuance pursuant to stock options.

A copy of the 2005 Stock Incentive Plan is attached to this proxy statement as Appendix B and is considered a part of this proxy statement. The following description of the stock incentive plan is a summary, is not intended to be complete and is qualified in its entirety by reference to the stock incentive plan attached as Appendix B. You are urged to read the stock incentive plan in its entirety.

Vote Required

The approval of the 2005 Stock Incentive Plan requires the affirmative vote of at least a majority of the shares represented at the meeting in person or by proxy. If the plan is approved by our shareholders, our Board of Directors intends to cause the shares that will become available for issuance to be registered on a Form S-8 registration statement to be filed with the Securities and Exchange Commission at our expense.

Our Board of Directors unanimously recommends a vote FOR the approval of the 2005 Stock Incentive Plan.

Summary of the 2005 Stock Incentive Plan

  Overview

The 2005 Stock Incentive Plan has been established for the purpose of (1) enabling First Metroplex Capital and T Bank to attract and retain the best available individuals for positions of substantial responsibility, (2) providing additional incentive to such persons by affording them an equity participation in First Metroplex Capital, (3) rewarding directors, executive officers and employees for their contributions to First Metroplex Capital and T Bank, and (4) promoting the success of First Metroplex Capital’s business by aligning the financial interests of directors, executive officers and employees providing personal services to First Metroplex Capital and T Bank with long-term shareholder value.

  Administration of the Plan

The 2005 Stock Incentive Plan will be administered by the Board or a committee designated by the Board, most likely the Compensation Subcommittee of the Executive Committee (such committee, or the full Board, as the case may be, is referred to as the “Committee”). The Committee will have the authority to grant awards under the plan, to determine the terms of each award, to interpret the provisions of the plan and to make all other determinations that it may deem necessary or advisable to administer the plan. The plan will permit the Committee to grant stock options to eligible persons. The Subcommittee may grant these options on an individual basis or design a program providing for grants to a group of eligible persons. The Committee will determine, within the limits of the plan, the number of shares of common stock subject to an option, to whom an option is granted, the exercise price and forfeiture or termination provisions of each option. Each option will be subject to a separate stock option agreement which will reflect the terms of the option.

  Shares Subject to the Plan

The 2005 Stock Incentive Plan provides that the maximum number of shares of our common stock that may be issued under the plan is 260,000 shares. To the extent that any options shall terminate, expire or be canceled, the shares subject to the options shall remain available for issuance pursuant to subsequent option awards.

  Eligibility and Limitations

Options granted under the 2005 Stock Incentive Plan provide participants with the right to purchase shares of our common stock. Both “Incentive Stock Options” and “Nonstatutory Options” may be granted under the 2005 Stock Incentive Plan. Incentive Stock Options are stock options intended to satisfy the requirements of Section 422 of the Internal Revenue Code. As such, Incentive Stock Options may be granted only to employees. In addition, the plan provides that Incentive Stock Options may not be granted to any eligible participant to the extent that the fair market value of all Incentive Stock Option shares that become exercisable for the first time by the participant during any calendar year under all stock option plans exceed $100,000. Nonstatutory Options are stock options that do not satisfy the requirements of Section 422 of the Internal Revenue Code and may be granted to employees and non-employee directors and consultants.

Substantially all of our employees and the employees of T Bank (approximately 15 persons), and all of our non-employee directors (approximately 18 persons), will be eligible for participation in the 2005 Stock Incentive Plan. Although authorized under the plan, we do not currently anticipate granting options to consultants under the plan.

  Exercise Price of Options

The exercise price of an Incentive Stock Option may not be less than the fair market value of the common stock on the date of grant, or less than 110% of the fair market value if the participant owns more than 10% of our outstanding common stock. When the Incentive Stock Option is exercised, we will be entitled to place a legend on the certificates representing the shares of common stock purchased upon exercise of the option to identify them as shares of common stock purchased upon the exercise of an incentive stock option.

The exercise price of Non-Statutory Options may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value will be determined based upon any reasonable measure of fair market value. The Committee may permit the option holder to pay the exercise price in cash or, upon conditions established by the Subcommittee, by delivery of shares of our common stock that had been owned by the participant for at least six months prior to the date of exercise.

  Term of Options

The term of an option will be specified in the applicable stock option agreement. The terms of a particular option agreement may provide that the options will terminate, among other reasons, upon the holder's termination of employment or other status with us, upon a specified date, upon the holder's death or disability or upon the occurrence of a change in control of T Bank or us. A stock option agreement may provide that if the holder dies or becomes disabled, the holder's estate or personal representative may exercise the option. The Committee may, within the terms of the plan and the applicable stock option agreement, cancel, accelerate, pay or continue an option that would otherwise terminate for the reasons discussed above.

The term of an Incentive Stock Option may not exceed 10 years from the date of grant; however, any Incentive Stock Option granted to a participant who owns more than 10% of our outstanding common stock will not be exercisable more than five years after the date the option is granted. Subject to any further limitations in the applicable stock option agreement, if a participant's employment is terminated, an Incentive Stock Option will expire and become unexercisable no later than three months after the date of termination of employment. If, however, termination of employment is due to death or disability, up to one year may be substituted for the three-month period. Incentive Stock Options are also subject to the further restriction that the aggregate fair market value, determined as of the date of the grant, of common stock as to which any Incentive Stock Option first becomes exercisable in any calendar year is limited to $100,000 per recipient. If Incentive Stock Options covering common stock with a value in excess of $100,000 first become exercisable in any one calendar year, the excess will be treated as non-qualified stock options. For purposes of determining which options, if any, have been granted in excess of the $100,000 limit, options will be considered in the order they were granted.

  Transferability

Options granted under the 2005 Stock Incentive Plan may not be sold, transferred, assigned, pledged, alienated or encumbered in any manner except by will or by the laws of decent and distribution.

  Recapitalizations and Reorganizations

 In the event of any change in the outstanding shares of stock by reason of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spinoff, combination or exchange of shares or other corporate change, the Committee may, subject to certain restrictions applicable to Incentive Stock Options, make such substitution or adjustment as it deems to be equitable or appropriate as to the maximum number of shares that may be issued under the plan, the number or kind of shares subject to an option, the exercise price of an option, or any other affected terms of any option.

  Amendment and Termination of the Plan

The 2005 Stock Incentive Plan will become effective on the date that the plan is approved by our shareholders and will continue in effect until all shares issuable under the plan have been purchased or acquired, but in no event may any option be granted under the plan more than 10 years after it was adopted. The termination of the plan generally will not have any effect on outstanding and unexercised options.

The Committee may amend, alter, suspend, or terminate the plan at any time; provided that no amendment, alteration, suspension or termination may be made that would substantially impair any option previously granted to an optionee without the consent of such optionee.

  Federal Income Tax Consequences

The following discussion outlines generally the federal income tax consequences of participation in the 2005 Stock Incentive Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the plan.

  Incentive Stock Options

A participant will not be taxed upon the grant or exercise of all or any portion of an Incentive Stock Option. Instead, the participant will be taxed when he or she sells the shares of common stock purchased upon exercise of the Incentive Stock Option. The participant will be taxed on the difference between the price he or she paid for the common stock and the amount for which he or she sells the common stock. If the participant does not sell the shares of common stock prior to two years from the date of grant of the Incentive Stock Option and one year from the date the common stock is transferred to him or her, any gain will be a capital gain, and we will not be entitled to a corresponding deduction. If the participant sells the shares of common stock at a gain before that time, the difference between the amount the participant paid for the common stock and the lesser of its fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income, and we will be entitled to a corresponding deduction. If the participant sells the shares of common stock for less than the amount he or she paid for the stock prior to the one- or two-year period indicated, no amount will be taxed as ordinary income, and the loss will be taxed as a capital loss. Exercise of an Incentive Stock Option may subject a participant to, or increase a participant's liability for, the alternative minimum tax.

  Non-Statutory Option

A participant will not be taxed upon the grant of a Non-Statutory Option or at any time before the exercise of the option or a portion of the option. When the participant exercises a Non-Statutory Option or portion of the option, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the common stock, and we will then be entitled to a corresponding deduction. Depending upon the time period for which shares of common stock are held after exercise of a Non-Statutory Option, the sale or other taxable disposition of shares acquired through the exercise of a Non-Statutory Option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of such shares when the Non-Statutory Option was exercised.

Plan Benefits

Pursuant to employment agreements, the Company is to issue Patrick Adams, Steve Jones, and J. Christopher Newtown 90,000, 25,000, and 25,000 stock options, respectively, under the 2005 Stock Incentive Plan. Otherwise, it is not possible to determine the number of options to purchase shares of our common stock that will be awarded under the 2005 Stock Incentive Plan to any particular individual.

OTHER MATTERS

To the best knowledge, information and belief of the directors, there are no other matters which are to be acted upon at the annual meeting. If such matters arise, the form of proxy provides that discretionary authority is conferred on the designated persons in the enclosed form of proxy to vote with respect to such matters.

We have received no notice of any other items submitted for consideration at the meeting and except for reports of operations and activities by management, which are for informational purposes only and require no action of approval or disapproval, and consideration of the minutes of the preceding annual meeting for approval, which may involve technical corrections to the text where actions taken were incorrectly recorded, but which require no action of approval or disapproval of the subject matter, management neither knows of nor contemplates any other business that will be presented for action by the shareholders s at the annual meeting. If any further business is properly presented at the annual meeting, the persons named as proxies will act in their discretion on behalf of the shareholders they represent.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF SHAREHOLDERS

Our 2006 annual meeting of shareholders is expected to be held in May 2006. We must receive by January 1, 2006 any shareholder proposal intended to be presented at the next annual meeting of shareholders for inclusion in our proxy materials. Proposals must comply with the proxy rules relating to shareholder proposals, including Rule 14a-8 under the Securities Exchange Act of 1934, in order to be included in our proxy materials. Proposals should be delivered to First Metroplex Capital, Inc., Attn: Corporate Secretary, 16000 Dallas Parkway, Suite 125, Dallas, Texas 75248, prior to the specified deadline.

SEC rules and regulations provide that if the date of our 2006 annual meeting is advanced or delayed more than 30 days from the date of the 2005 annual meeting, shareholder proposals intended to be included in the proxy materials for the 2006 annual meeting must be received by us within a reasonable time before we begins to print and mail the proxy materials for the 2006 annual meeting. We will disclose any change in the earliest possible Quarterly Report on Form 10-QSB, upon our determination that the date of the 2006 annual meeting will be advanced or delayed by more than 30 days from the date of the 2005 annual meeting.

Under our bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders. These procedures provide that nominations for director and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing to our Secretary at our principal executive offices. With respect to director nominations other items of business, we must receive the notice of your intention to introduce a nomination at our 2006 annual meeting no later than:

•	60 days in advance of the 2006 annual meeting if it is being held within 30 days preceding the anniversary date of this year’s meeting; or

•
in the event that less than 30 days’ notice of the date of the meeting is given to our shareholders, the close of business on the 10th day following the earlier of (i) the day on which such notice of the meeting is first made or (ii) the day on which public disclosure of the date of the meeting is first made.

The notice of a nomination for election of a director must contain the following information:

•	the name and address of the shareholder making the nomination and the persons intended to be nominated;

•	the class and number of shares of our capital stock that are beneficially owned by the shareholder making the nomination;

•
a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons pursuant to which the nomination or nominations are to be made by the shareholder;

•
such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors; and

•	the consent of each nominee to serve as director of the Company if so elected.

With respect to other items of business, the notice of a proposed item of business must contain the following information:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

•	the name and address of the shareholder making the nomination as it appears on the Company’s books;

•	the class and number of shares of our capital stock that are beneficially owned by the shareholder making the proposal; and

•	an material interest of such shareholder in such business.

ADDITIONAL INFORMATION

A copy of our 2004 annual report is being mailed with this proxy statement to each shareholder of record. Shareholders not receiving a copy of the annual report may obtain one without charge. Requests and inquiries should be addressed to: First Metroplex Capital, Inc., 16000 Dallas Parkway, Suite 125, Dallas, Texas 75248, Attn: Corporate Secretary, (972) 720-9000.

APPROVAL OF THE BOARD OF DIRECTORS

The contents of the proxy statement have been approved and our Board of Directors has authorized the mailing thereof to our shareholders.

By Order of the Board of Directors,

/s/ Patrick G. Adams

Patrick G. Adams
President, Chief Executive Officer and Chief Financial Officer

Dallas, Texas
April 29, 2005

APPENDIX A

Audit Committee Charter

FIRST METROPLEX CAPITAL INC.

AUDIT COMMITTEE CHARTER

Purpose

The role of the Audit Committee is to oversee the internal controls, accounting and financial reporting processes of the Company and the audits of financial statements of the Company.

The Audit Committee shall also prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

Composition

Independence

The Audit Committee shall consist of three or more members of the Board of Directors (the “Board”), each of whom is determined by the Board to be “independent” under Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), the rules of the NASDAQ Stock Market and the rules and regulations of the SEC.

Financial Expertise

All members of the Audit Committee must be able to read and understand financial statements at the time of their appointment. At least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Appointment and Removal

The members of the Audit Committee shall be appointed by the Board upon the recommendation of the Nomination and Governance Committee and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Audit Committee may be removed, with or without cause, by a majority vote of the Board.

Chairperson

Unless a Chairperson is elected by the full Board upon recommendation of the Nomination and Governance Committee, the members of the Audit Committee shall designate a Chairperson by the majority vote of the full Audit Committee membership. The Chairperson will chair all regular sessions of the Audit Committee and set the agenda for Audit Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Audit Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Audit Committee.

Meetings

The Audit Committee shall meet as often as it determines but no less than once per quarter, either in person or telephonically, and at such times and places as the Audit Committee shall determine. The Audit Committee should meet regularly with each of management, the principal internal auditor of the Company and the outside auditing firm in separate executive sessions to discuss any matters that the Audit Committee or either of these groups believe should be discussed privately. In addition, the Audit Committee or its chairperson should meet with the independent auditors and management quarterly to review the Company’s financial statements.

Relationship with Independent Accountants

The Audit Committee shall be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the outside auditing firm. In this regard, the Audit Committee shall have the sole authority to (A) appoint and retain, (B) determine the funding for, and (C) when appropriate, terminate, the outside auditing firm. The outside auditing firm shall report directly to the Audit Committee. The Audit Committee will be responsible for resolving any disputes between the independent accountants and the Company’s management.

Relationship with Internal Auditors

The Audit Committee shall review the organizational structure, qualifications, budget and proposed audit plans of the internal auditing department for the coming year, and the coordination of such plans with the independent auditors. The Audit Committee shall periodically review progress reports on the proposed internal audit plans, with explanations for any deviations from the original plans. In addition, the Audit Committee shall review the internal reports prepared by the internal auditing department with management’s response and review appointments, performance and replacements of senior internal auditors.

Duties and Responsibilities

To fulfill its responsibilities and duties the Audit Committee shall:

A.    Financial Reporting Processes and Documents/Reports Review

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1.   Review and discuss with the outside auditing firm: (A) the scope of the audit, the results of the annual audit examination by the auditor and any accompanying management letters, (B) any audit problems or difficulties the auditor encountered in the course of their audit work, including any restrictions on the scope of the outside auditing firm’s activities or on access to requested information, and any significant disagreements with management and management’s response to such audit problems or difficulties, and (C) any reports of the outside auditing firm with respect to interim periods.

2.   Review and discuss with management and the outside auditing firm the annual audited and quarterly unaudited financial statements of the Company, including (A) analyses of management and/or the outside auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements and the quality of earnings, (B) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the development, selection and reporting of accounting policies that may be regarded as critical, and (C) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations.

3.   Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K.

4.   Periodically review and discuss the adequacy of the Company’s internal controls, including computerized information systems and security, any significant deficiencies in internal controls (and any special audit steps adopted in light of material control deficiencies), and significant changes in such controls.

5.   Periodically review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon.

6.   Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

7.   Review and discuss with management and the outside auditors the effect of regulatory and accounting initiatives, as well as any material financial or non-financial arrangements of the Company that do not appear on the financial statements of the Company.

8.   Review and discuss with the independent auditors their report regarding (A) all critical accounting policies and practices to be used, (B) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (C) other material written communications between the outside auditing firm and Company management, including a schedule of unadjusted differences.

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9.   Review with financial management and the independent accountants the Company’s filings with the SEC prior to their filing or prior to the release of earnings reports. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

10.   Prepare all reports required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

11.   Discuss and review earnings press releases, including the type and presentation of information to be included in earnings press releases, in particular the use of “pro forma” or “adjusted” non-GAAP information.

12.   Discuss and review financial information and earnings guidance provided to analysts and rating agencies.

13.   Discuss policies with respect to risk assessment and risk management.

B.   Independent Accountants

1.   Approve in advance all audit, review or attest engagements required under the securities laws to be provided by the outside auditing firm, including fees and terms.

2   Establish policies and procedures for the engagement of the outside auditing firm to provide permissible non-audit services, which shall require preapproval by the Audit Committee (other than with respect to de minimis exceptions described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit). Ensure that approval of non-audit services are disclosed to investors in periodic reports required by Section 13(a) of the Exchange Act.

3.   The authority to grant preapproval of audit and non-audit services may be delegated to one or more designated members of the audit committee who are independent directors. Any such delegation shall be presented to the full Audit Committee at its next scheduled meeting.

4.   Review, at least annually, a report by the outside auditor describing (A) the firm’s internal quality-control procedures, (B) any material issues raised by the most recent internal quality-control review, or peer review, or PCAOB review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the last five years, respecting one or more independent audits carried out by the firm, and any steps taken to address any such issues, and (C) all relationships between the independent auditor and the Company and the Company’s management.

4

5.   In connection with the report review described in the previous paragraph, review and evaluate the lead partner of the outside auditor and present to the Board the Audit Committee’s conclusions with respect to the qualifications and performance of the outside auditing firm.

6.   Consider, at least annually, the independence of the outside auditing firm, including whether the outside auditing firm’s performance of permissible non-audit services is compatible with the auditor’s independence; obtain and review the report by the outside auditing firm describing any relationships between the outside auditing firm and the Company referred to in paragraph four above or any relationships between the outside auditing firm and the Company or any other relationships that may adversely affect the independence of the auditor; discuss with the outside auditing firm any disclosed relationship or services that may impact the objectivity and independence of the auditor; and present to the Board the Audit Committee’s conclusions with respect to the independence of the outside auditing firm.

7.   Ensure rotation of the audit partners as required by law and consider further whether, to assure continuing auditor independence, there should be a regular rotation of the outside audit firm itself.

8.   Establish policies for the hiring of employees and former employees of the outside auditing firm.

C.   Outside Advisors.

The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist the Audit Committee in the performance of its duties. The Audit Committee shall have sole authority to approve related fees and retention terms.

D.   Ethical and Legal Compliance

1.   Establish, review and update periodically and monitor compliance with a code of business ethics and conduct that applies to the Company’s employees and directors, and ensure that management has established a system to enforce the code of ethics.  The code must be publicly available and waivers for executive officers and directors granted and disclosed in accordance with applicable law.

2.   Review and approve, if the duty is not delegated to a comparable body of the Board, all related party transactions in accordance with the regulations of NASDAQ.

3.   Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

5

4.   Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

5.   Perform any other activities consistent with this Charter, the Company’s bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

6

Reports and Performance Review

The Audit Committee shall report its actions and any recommendations to the Board after each Audit Committee meeting and shall conduct and present to the Board an annual performance evaluation of the Audit Committee.  The Audit Committee shall review at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the outside auditor.

Disclosure of Charter

This Charter will be made available in accordance with applicable rules and regulations.

Adopted by Resolution of the Board of Directors

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APPENDIX B

2005 Stock Incentive Plan

FIRST METROPLEX CAPITAL, INC.
2005 STOCK INCENTIVE PLAN

1.   PURPOSE

The 2005 Stock Incentive Plan (“Plan”) is intended to promote shareholder value by (a) enabling First Metroplex Capital, Inc. (the “Company”) and its affiliates to attract and retain the best available individuals for positions of substantial responsibility; (b) providing additional incentive to such persons by affording them an equity participation in the Company; (c) rewarding those directors, executive officers and employees for their contributions to the Company or the Bank; and (d) promoting the success of the Company’s business by aligning the financial interests of directors, executive officers and employees providing personal services to the Company or its affiliates with long-term shareholder value.

2.   DEFINITIONS

(A)  “Act” means the Securities Exchange Act of 1934, as amended, or any successor provisions.

(B)  “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) an entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under the Act, (iv) any Subsidiary and (v) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board of Directors as being a participant employer in the Plan. For purposes of this Plan and without further designation by the Board of Directors, T Bank, N.A. shall be deemed an Affiliate.

(C)  “Bank” means T Bank, N.A., a national banking association.

(D)  “Board of Directors” means the board of directors of the Company.

(E)  “Change of Control” means:

(i)  the acquisition by any individual, entity or “group,” within the meaning of section 13(d)(3) or section 14(d)(2) of the Act (other than the current members of the boards of directors of the Company or the Bank or any of their descendants, the Company, the Bank, or any savings, pension or other benefit plan for the benefit of the employees of the Company or the Bank or subsidiaries thereof)(a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of voting securities of the Company or the Bank where such acquisition causes any such Person to own fifty percent (50%) or more of the combined voting power of the Company’s or Bank’s then outstanding capital stock then entitled to vote generally in the election of directors;

(ii)  within any twelve-month period, the persons who were directors of the Company immediately before the beginning of the twelve-month period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors; provided that any individual becoming a director subsequent to the beginning of such twelve-month whose election, or nomination for election by the Company’s shareholders, was approved by at least two-thirds of the directors then comprising the Incumbent Directors shall be considered as though such individual were an Incumbent Director unless such individual’s initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act);

(iii)  a reorganization, merger, consolidation or other corporate transaction involving the Company or the Bank, in each case, with respect to which the shareholders of the Company or the Bank, respectively, immediately prior to such transaction do not, immediately after the transaction, own more than fifty percent (50%) of the combined voting power of the reorganized, merged or consolidated company’s then outstanding voting securities;

(iv)  the sale, transfer or assignment of all or substantially all of the assets of the Company or the Bank to any third party;

(v)  a dissolution or liquidation of the Company or the Bank; or

(vi)  any other transactions or series of related transactions occurring which have substantially the same effect as the transactions specified in clauses (i) - (v), as determined by the Board of Directors.

(F)  “Code” means the Internal Revenue Code of 1986, as amended, or any successor provisions.

(G)  “Controlling Participant” means any person who, immediately before an Option is granted to that particular person, directly or indirectly (within the meaning of section 424 of the Code and the regulations promulgated thereunder) possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary. The determination of whether an person is a Controlling Participant shall be made in accordance with sections 422 and 424 of the Code, or any successor provisions, and the regulations promulgated thereunder.

(H)  “Committee” means the committee appointed by the Board of Directors to administer the Plan pursuant to Section 4(A). If the Committee has not been appointed, the Board of Directors in its entirety shall constitute the Committee. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of two or more member of the Board of Directors who are each “outside directors” as defined in Treas. Reg. Sec. 1.162-27(e) as promulgated by the Internal Revenue Service and “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Act.

(I)  “Company” means First Metroplex Capital, Inc., a Texas corporation and registered bank holding company, and except as otherwise specified in this Plan in a particular context, any successor thereto, whether by merger, consolidation, purchase of all or substantially all of its assets or otherwise.

(J)  “Exercise Price” means the price at which a share of Stock may be purchased by a Participant pursuant to the exercise of an Option, as specified in the respective Stock Option Agreement.

(K)  “Fair Market Value” on any date with respect to the Stock means:

(i)  if the Stock is listed on a national securities exchange, the last reported sale price of a share of the Stock on such exchange or, if no sale occurs on that date, the average of the reported closing bid and asked prices on that date,

(ii)  if the Stock is otherwise publicly traded, the last reported sale price of a share of the Stock under the quotation system under which the sale price is reported or, if no sale occurs on that date, the average of the reported closing bid and asked prices on that date under the quotation system under which the bid and asked prices are reported,

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(iii)  if no such last sales price or average of the reported closing bid and asked prices are available on that date, the last reported sale price of a share of the Stock, or if no sale takes place, the average of the reported closing bid and asked prices as so reported for the immediately preceding business day (a) on the national securities exchange on which the Stock is listed or (b) if the Stock is otherwise publicly traded, under the quotation system under which such data are reported, or

(iv)  if none of the prices described above is available, the value of a share of the Stock as reasonably determined in good faith by the Committee in a manner that it believes to be in accordance with the Code.

In determining the Fair Market Value of a share of Stock in connection with the issuance of an ISO, the Fair Market Value shall be determined without regard to any restriction, other than a restriction that, by its terms, will never lapse.

(L)  “ISO” means an Option (or portion thereof) intended to qualify as an “incentive stock option” within the meaning of section 422 of the Code, or any successor provision.

(M)  “NQSO” means an Option (or portion thereof) that is not intended to, or does not, qualify as an “incentive stock option” within the meaning of section 422 of the Code, or any successor provision.

(N)  “Option” means the right of a Participant to purchase shares of Stock in accordance with the terms of this Plan and the Stock Option Agreement between such Participant and the Company.

(O)  “Parent” means a parent corporation, if any, with respect to the Company, as defined in section 424(e) of the Code and regulations promulgated or rulings issued thereunder.

(P)  “Participant” means any person to whom an Option has been granted pursuant to this Plan and who is a party to a Stock Option Agreement.

(Q)  “Stock” means the common stock of the Company, par value $.01 per share.

(R)  “Stock Option Agreement” means an agreement by and between a Participant and the Company setting forth the specific terms and conditions which Stock may be purchased by such Participant pursuant to the exercise of an Option. Such Stock Option Agreement shall be subject to the provisions of this Plan (which shall be incorporated by reference therein) and shall contain such provisions as the Board of Directors, in its sole discretion, may authorize.

(S)  “Subsidiary” means a subsidiary corporation of the Company, as defined in section 424(f) of the Code and regulations promulgated or rulings issued thereunder.

(T)  “Termination Date” means the date on which the Participant ceased to be an employee of the Company or any Affiliate; provided however, that with respect to an ISO, it means the date on which the Participant ceased to be an employee of the Company or any Parent or Subsidiary.

3.   SHARES AVAILABLE UNDER THE PLAN

(A)  Shares Subject to the Plan.   Subject to adjustment in accordance with the provisions of this Section 3, the total number of shares of Stock as to which Options may be granted shall be 260,000 shares, all of which Options may granted as ISOs. Stock issued under the Plan may be either authorized but unissued shares or shares that have been reacquired by the Company. Any shares issued by the Company in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the shares of Stock available for Options under the Plan.

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(B)  Forfeited Awards.   In the event that any outstanding Option under the Plan for any reason expires unexercised, is forfeited or is terminated prior to the end of the period during which Options may be issued under the Plan, the shares of Stock allocable to the unexercised portion of such Option that has expired, been forfeited or been terminated shall become available for future issuance under the Plan.

(C)  Shares Used to Pay Exercise Price and Taxes.   Shares of Stock delivered to the Company to pay the Exercise Price of any Option or to satisfy the Participant’s income tax withholding obligation shall become available for future issuance under the Plan.

(D)  Adjustments on Changes in Stock.   In the event of any change in the outstanding shares of Stock by reason of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spinoff, combination or exchange of shares or other corporate change, the Committee, in its sole discretion, may make such substitution or adjustment, if any, as it deems to be equitable or appropriate, as to: (i) the maximum number of shares of Stock that may be issued under the Plan as set forth in Section 3(A); (ii) the number or kind of shares subject to an Option; (iii) subject to the limitation contained in Section 6(P), the Exercise Price applicable to an Option; (iv) any measure of performance that relates to an Option in order to reflect such change in the Stock and/or (v) any other affected terms of any Option; provided however, that no adjustment shall occur with respect to an ISO unless: (y) the excess of the aggregate Fair Market Value of the shares of Stock subject to the ISO immediately after any such adjustment over the aggregate Exercise Price of such shares is not more than the excess of the aggregate Fair Market Value of all shares subject to the ISO immediately prior to such adjustment over the Exercise Price of all shares subject to the ISO; and (z) the new or adjusted ISO does not grant the Participant additional benefits that the Participant did not previously have.

4.   ADMINISTRATION

(A)  Procedure.   The Plan shall be administered, construed and interpreted by the Committee, as such Committee is from time to time constituted, or any successor committee the Board of Directors may designate to administer the Plan. The Committee may delegate any of its powers and duties to appropriate officer(s) of the Company in accordance with guidelines established by the Committee from time to time.

(B)  Powers of the Committee.   Subject to the other provisions of the Plan, the Committee shall have all powers vested in it by the terms of the Plan as set forth herein, such powers to include exclusive authority (except as may be delegated as permitted herein): (i) to select those persons to be granted Options under the Plan; (ii) to determine the type, size and terms of the Option to be granted to each individual selected; (iii) to modify the terms of any Option that has been granted; (iv) to determine the time when Options will be granted; (v) to establish performance objectives; (vi) to determine the Fair Market Value of the Stock under Section 2(K)(iv); (vii) to interpret the Plan and decide any questions and settle all controversies or disputes that may arise in connection with the Plan; (viii) to adopt, amend and rescind rules and regulations relating to the Plan; (ix) to prescribe the form or forms of instruments evidencing Options and any other instruments required under the Plan and to change such forms, in its sole and absolute discretion, from time to time; (x) to accelerate or defer (with the consent of the Participant) the vesting period or exercise date of any Option; (xi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; and (xii) to make all other determinations and perform all other acts necessary or advisable for the administration of the Plan. The Committee (or its delegate as permitted herein) may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent that it shall deem desirable to carry the Plan or any Option into effect.

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(C)  Effect of Decision of the Committee.   All decisions, determinations, actions and interpretations of the Committee (or its delegate as permitted herein) or the Board of Directors (or its delegate as permitted herein) in the administration of the Plan shall lie with the Committee and the Board of Directors, respectively, within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned; provided that the Committee or the Board of Directors, as applicable, may, in its sole and absolute discretion, overrule an action, decision, determination or interpretation of a person to whom it has delegated authority.

(D)  Liability of Board of Directors or the Committee.   No member of the Board of Directors or Committee or any officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Board of Directors or Committee or any officer of the Company in connection with the performance of duties under the Plan, except for his own willful misconduct or as expressly provided by statute. The members of the Board of Directors and Committee and officers of the Company shall be entitled to indemnification in connection with the performance of their respective duties under the Plan to the extent provided in the articles of incorporation or bylaws of the Company or otherwise by law.

5.   ELIGIBILITY

Consistent with the purposes of the Plan, the Committee shall have the power (except as may be delegated as permitted herein) to select the employees and other individuals performing services for the Company and its Affiliates who may participate in the Plan and be granted Options under the Plan. No person who is not an employee of the Company or any Parent or any Subsidiary shall be eligible to receive an ISO award under the Plan. For purposes of this Plan, the term “employee” means an individual employed by the Company or a Parent or a Subsidiary whose income from those entities is subject to Federal Income Contributions Act withholding.

6.   TERMS AND CONDITIONS APPLICABLE TO OPTIONS UNDER THE PLAN

Options granted pursuant to the Plan shall be evidenced by Stock Option Agreements in such form as the Board of Directors shall, from time to time, approve, which agreements shall in substance include or incorporate, comply with and be subject to the following terms and conditions (except as necessary to conform to the requirements of law, including the laws of the jurisdiction where the Participant resides):

(A)  Medium and Time of Payment.   The Exercise Price shall be paid in full at the time the Option is exercised. The Exercise Price shall be payable either in (i) United States dollars in cash or by check, bank draft, money order or wire transfer of good funds payable to the Company; (ii) upon conditions established by the Committee, by delivery of shares of Stock owned by the Participant for at least six (6) months prior to the date of exercise; or (iii) by a combination of (i) and (ii).

(B)  Number of Shares.   The total number of shares to which each Option pertains shall be designated in the Stock Option Agreement at the time of grant.

(C)  Designation of Option.   Each Option shall be designated in the Stock Option Agreement as either an ISO or a NQSO and, in the absence of such designation, shall be deemed to be a NQSO. In the event that a person is granted concurrently an ISO and a NQSO, such Options shall be evidenced by separate Stock Option Agreements. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Options designated as ISOs are exercisable for the first time by any employee during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, or (ii) an ISO does not meet any other requirement to be an “incentive stock option” within the meaning of section 422 of the Code, such Options, or portions thereof, shall be treated as NQSOs. For purposes of this section, Options shall be taken into account in the order in which they were granted.

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(D)  Exercise Price.   The Exercise Price per share of Stock under an Option shall be determined by the Committee in its sole discretion; provided however that the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value on the date that such Option is granted and, in the case of an ISO granted to a Controlling Participant, the Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value on the date that such Option is granted.

(E)  Option Term.   The term of an Option shall be fixed by the Committee, in its sole discretion in each Stock Option Agreement; provided however that for any Option to qualify as an ISO, the Option shall expire not more than ten years from the date the Option is granted and, in the case of a Controlling Participant, not more than five years from the date the Option is granted.

(F)  Exercise of Options.   Subject to the provisions of this Plan and the applicable Stock Option Agreement, an Option may be exercised at any time during the term of the Option. An Option shall be deemed exercised when (i) written notice of such exercise, in the form prescribed by the Committee, has been received by the Company in accordance with the terms of the Option by the person entitled to exercise the Option and (ii) full payment for the Stock with respect to which the Option is exercised has been received by the Company in accordance with Section 6(A) hereof and the Stock Option Agreement. The written notice shall include the number of shares to be exercised by the Participant. Except as otherwise expressly provided in writing by the Board of Directors, an Option may not be exercised for a fractional share of Stock.

(G)  Stock Certificates.   Promptly upon exercise of an Option, the Company shall issue (or cause to be issued) certificates evidencing the shares of Stock acquired as a result of the exercise of the Option. In the event that the exercise of an Option is treated in part as the exercise of an ISO and in part as the exercise of a NQSO pursuant to Section 6(C) hereof, the Company shall issue a certificate evidencing the shares of Stock treated as acquired upon the exercise of an ISO and a separate certificate evidencing the shares of Stock treated as acquired upon the exercise of a NQSO, and shall identify each such certificate accordingly in its stock transfer records.

All certificates for shares of Stock delivered under the Plan pursuant to any Option shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities laws or regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(H)  Date of Exercise.   The Committee may, in its sole discretion, provide that an Option may not be exercised in whole or in part for any period or periods of time specified by the Committee. Except as may be so provided, any Option may be exercised in whole at any time, or in part from time to time, during its term. In the case of an Option not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the Option may be exercised.

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(I)  Termination of Service.   The Committee may determine, at the time of grant, for each Option the extent to which the Participant (or his legal representative) shall have the right to exercise the Option following termination of such Participant’s service to the Company or any Affiliate. Such provisions may reflect distinctions based on the reasons for the termination of service and any other relevant factors that the Committee may determine. In the absence of such standards, any Option granted to an employee of the Company or any Affiliate pursuant to the Plan that has not vested prior to the date on which the Participant ceased to be an employee of the Company or such Affiliate (“Termination Date”) shall expire immediately upon the Termination Date, and any Option granted to an employee of the Company or any Affiliate pursuant to the Plan that has vested prior to the Termination Date shall expire three (3) months following the Termination Date; provided however that if the cessation of Participant’s service is due to his death or disability (as defined in section 22(e)(3) of the Code), such Option shall expire one year from the Termination Date.

(J)  Transferability.   Except as otherwise permitted by the Committee, Options shall be nontransferable other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant (or in the event of his disability (as defined in section 22(e)(3) of the Code), by his guardian or legal representative) and after his death, only by the Participant’s legal representatives, heirs, legatees, or distributees.

(K)  No Rights as a Participant.   No person shall, with respect to any Option, be deemed to have become a Participant, or to have any rights with respect to such Option, unless and until such person shall have executed a Stock Option Agreement or other instrument evidencing the Option and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

(L)  No Rights as a Shareholder.   Notwithstanding the exercise of an Option, a Participant shall have no rights as a shareholder with respect to shares covered by an Option until the date the certificates evidencing the shares of Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for dividends or other rights the record date for which is prior to the date of issuance. Upon issuance of the certificates evidencing the shares of Stock acquired upon exercise of an Option, such shares of Stock shall be deemed transferred for purposes of section 421 of the Code and the regulations promulgated thereunder.

(M)  Tax Withholding.   As a condition to the exercise of any Option, the Company shall have the right to require that the Participant exercising the Option (or the recipient of any shares of Stock) remit to the Company an amount calculated by the Company to be sufficient to satisfy applicable federal, state, foreign or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any certificate evidencing shares of Stock. If permitted by the Company, either at the time of the grant of the Option or in connection with its exercise, the Participant may satisfy applicable withholding tax requirements by delivering a number of whole shares of Stock owned by the Participant for at least six (6) months prior to the date of exercise and having a Fair Market Value (determined on the date that the amount of tax to be withheld is to be fixed) at least equal to the aggregate amount required to be withheld.

In the case of an ISO, the Committee may require as a condition of exercise that the Participant exercising the Option agree to inform the Company promptly of any disposition (within the meaning of section 424(c) of the Code and the regulations thereunder) of Stock received upon exercise.

(N)  Change of Control.   Notwithstanding any provision of this Plan or any Stock Option Agreement to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Option, all Options outstanding as of the date of a Change of Control or an agreement to effect a Change of Control, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant. The determination as to whether a Change of Control or an agreement to effect a Change of Control has occurred shall be made by the Committee and shall be conclusive and binding.

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(O)  Additional Restrictions and Conditions.   The Committee may impose such other restrictions and conditions (in addition to those required by the provisions of this Plan) on any Option granted hereunder and may waive any such additional restrictions and conditions, so long as (i) any such additional restrictions and conditions are consistent with the terms of this Plan and (ii) such waiver does not waive any restriction or condition required by the provisions of this Plan.

(P)  Repricing.   The Committee shall not, without the further approval of the Board of Directors, (i) authorize the amendment of any outstanding Option to reduce the Exercise Price of such Option or (ii) grant a replacement Option upon the surrender and cancellation of a previously granted Option for the purpose of reducing the Exercise Price of such Option. Nothing contained in this section shall affect the right of the Board of Directors or the Committee to make the adjustment permitted under Section 3(C).

7.   AMENDMENT AND TERMINATION OF THE PLAN

The Committee may amend, alter, suspend, or terminate the Plan or any portion hereof at any time; provided that no such amendment, alteration, suspension or termination shall be made without the approval of the shareholders of the Company if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board of Directors deems it necessary or desirable to qualify or comply. No amendment, suspension or termination of the Plan shall adversely affect the right of any Participant with respect to any Option theretofore granted, as determined by the Committee, without such Participant’s written consent.

Unless earlier terminated, the Plan shall remain in effect until all shares issuable under the Plan have been purchased or acquired in accordance with the Plan. In no event may any Options be granted under the Plan more than ten (10) years after the earlier of the date on which the Plan is first adopted or the date on which the Plan is approved by the shareholders of the Company. Such termination by lapse of time shall not effect the validity or terms of any Option then outstanding or the ability of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Option or to waive any conditions or rights under any such Option for so long as the Option is outstanding.

8.   LEGALITY OF GRANT

The granting of Options under this Plan and the issuance or transfer of Options and shares of Stock pursuant hereto are subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or government agency (including, without limitation, no-action positions of the Securities and Exchange Commission) which may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Options may be granted under this Plan and no Options or shares shall be issued by the Company unless and until in any such case all legal requirements applicable to the issuance or payment have, in the opinion of counsel for the Company, been complied with. In connection with any Option or Stock issuance or transfer, the person acquiring the shares or the Option shall, if requested by the Company, give assurance satisfactory to counsel to the Company with respect to such matters as the Company may deem desirable to assure compliance with all applicable legal requirements.

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9.   NO EMPLOYMENT/SERVICE RIGHTS

Unless otherwise determined by the Committee, Options received by Participants under the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of calculating payments or benefits under any Company benefit plan or severance program. Nothing in this Plan or any Stock Option Agreement shall confer upon any person the right to participate in the benefits of the Plan or to be granted an Option, and there shall be no obligation to provide uniformity of treatment in connection with the administration of this Plan. The terms and conditions of Options or Stock Option Agreements need not be the same with respect to each Participant.

Nothing in this Plan or any Stock Option Agreement shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Company or any Affiliate shall continue to employ, retain or engage any individual (whether or not a Participant). Neither this Plan nor any Stock Option Agreement executed in accordance with this Plan shall affect in any way the right of the Company or any Affiliate to terminate the employment or engagement of any individual (whether or not a Participant) at any time and for any reason whatsoever and to remove any individual (whether or not a Participant) from any position with the Company or any Affiliate. No change of a Participant’s duties with the Company or any Affiliate shall result in a modification of any rights of such Participant under this Plan or any Stock Option Agreement executed by such Participant (whether or not such Participants are similarly situated).

10.   EFFECTIVE DATE

This Plan shall become effective upon its approval by the Board of Directors; provided however that no grant of an Option under this Plan shall qualify as an ISO unless, within one year of the date the Plan becomes effective, the Plan is approved by the affirmative vote of a majority of the shareholders of the Company present, in person or by proxy, at a meeting of the shareholders of the Company. The Committee may grant ISOs subject to the condition that this Plan shall have been approved by the shareholders of the Company as provided herein.

11.   RESERVATION OF SHARES

The Company, during the term of this Plan, shall at all times reserve and keep available such number of shares of Stock as shall be sufficient to satisfy the requirements of the Plan.

12.   MINIMUM CAPITAL REQUIREMENTS

Notwithstanding any provision of this Plan or any Stock Option Agreement to the contrary, all Options granted under the Plan shall expire, to the extent not exercised, within 45 days following the receipt of notice from the Bank’s primary federal regulator (“Regulator”) that (i) the Bank has not maintained its minimum capital requirements (as determined by the Regulator); and (ii) the Regulator is requiring termination or forfeiture of options. Upon receipt of such notice from the Regulator, the Company shall promptly notify each Participant that all Options issued under this Plan have become fully exercisable and vested to the full extent of the grant and that the Participant must exercise the Option(s) granted to him prior to the end of the 45-day period or such earlier period as may be specified by the Regulator or forfeit such Option. In case of forfeiture, no Participant shall have a cause of action, of any kind or nature, with respect to the forfeiture against the Company or any Affiliate. Neither the Company nor any Affiliate shall be liable to any Participant due to the failure or inability of the Company or any Affiliate to provide adequate notice to the Participant.

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13.   ADMINISTRATION OF PLAN

Notwithstanding any other provision herein to the contrary, this Plan shall be administered in accordance with the provisions of the Federal Deposit Insurance Corporation’s Statement of Policy on Applications for Deposit Insurance as such policy relates to stock benefit plans.

14.   GENERAL

(A)  Burden and Benefit.   The terms and provisions of this Plan and the Options issued hereunder shall be binding upon, and shall inure to the benefit of, the Company and each Participant and any permitted successors and assigns.

(B)  Interpretation.   When a reference is made in this Plan to a Section, such reference will be to a Section of this Plan unless otherwise indicated. The headings contained in this Plan are for convenience of reference only and will not affect in any way the meaning or interpretation of this Plan or any Option. Whenever the words “include,” “includes” or “including” are used in this Plan, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Plan will refer to this Plan as a whole and not to any particular provision in this Plan. Each use herein of the masculine, neuter or feminine gender will be deemed to include the other genders. Each use herein of the plural will include the singular and vice versa, in each case as the context requires or as is otherwise appropriate. The word “or” is used in the inclusive sense. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors or assigns. No provision of this Plan is to be construed to require, directly or indirectly, any person to take any action, or omit to take any action, which action or omission would violate applicable law (whether statutory or common law), rule or regulation.

(C)  Costs and Expenses.   All costs and expenses with respect to the adoption, implementation and administration of this Plan shall be borne by the Company; provided, however that, except as otherwise specifically provided in this Plan or the applicable Stock Option Agreement between the Company and a Participant, the Company shall not be obligated to pay any costs or expenses (including legal fees) incurred by any Participant in connection with any Stock Option Agreement, this Plan or any Option or Stock held by any Participant.

(D)  Unfunded Status of Plan.   The Plan is intended to constitute an “unfunded” plan for long-term incentive compensation. Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. Nothing contained herein shall be construed to give any Participant any rights with respect to any Option, unexercised or exercised, or any other matters under this Plan that are greater than those of a general unsecured creditor of the Company.

(E)  Governing Law.   The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Option granted hereunder shall be determined in accordance with the laws of the State of Texas, without reference to the laws that might otherwise govern under applicable principles of conflicts of law.

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(F)  Severability.   If any term or other provision of this Plan or any Stock Option Agreement is held to be illegal, invalid or unenforceable by any rule of law or public policy, such term or provision shall be fully severable and this Plan or the Stock Option Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof, and all other conditions and provisions shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or unenforceable, there shall be added automatically as a part of this Plan or the Stock Option Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable. If any provision of this Plan or any Stock Option Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

(G)  Certain Conflicts.   In the event of an irreconcilable conflict between the terms of the Plan and any Stock Option Agreement, the terms of the Plan shall prevail.

(H)  Notices.   Any notice or other communication required or permitted to be made hereunder or by reason of the provisions of this Plan or any Stock Option Agreement shall be in writing, duly signed by the party giving such notice or communication and shall be deemed to have been properly delivered if delivered personally or by a recognized overnight courier service, or sent by first-class certified or registered mail, postage prepaid, as follows (or at such other address for a party as shall be specified by like notice): (i) if given to the Company, at its principal place of business, and (ii) if to a Participant, as provided in his Stock Option Agreement. Any notice properly given hereunder shall be effective on the date on which it is actually received by the party to whom it was addressed.

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IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officer, has executed this Plan on this the __ day of __________, 2005.

FIRST METROPLEX CAPITAL, INC.

By:
Patrick G. Adams, President

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